UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2006
HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

1069 State Route 46 East Batesville, Indiana (Address of principal executive offices)	47006-8835 (Zip Code)
Registrant’s telephone number, including area code: (812) 934-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. REGULATION FD DISCLOSURE.
          On October 26, 2006, the Company announced its financial guidance for the 2007 fiscal year. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.
Item 8.01. OTHER EVENTS.
          On October 26, 2006, the Company announced that its Board of Directors authorized the Company’s senior management to further explore the merits and mechanisms of a potential separation of the Company’s healthcare and funeral services business into two publicly traded companies. The Company also announced an increase in the amount of stock it is authorized to repurchase up to three million shares—an increase of 1.4 million shares. This announcement is more fully described in the press release filed as Exhibit 99.2 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
99.1	Press release dated October 26, 2006 issued by the Company.

99.2	Press release dated October 26, 2006 issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.
DATE: October 27, 2006	BY:	/s/ Gregory N. Miller
Gregory N. Miller
Senior Vice President and Chief Financial Officer

DATE: October 27, 2006	BY:	/s/ Richard G. Keller
Richard G. Keller
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated October 26, 2006 issued by the Company.

99.2	Press release dated October 26, 2006 issued by the Company.

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